As filed with the Securities and Exchange Commission on March 7, 2012
Registration No. 333-166983
 U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
(Amendment No. 16)
Registration Statement under the Securities Act of 1933
Healthway Shopping Network, Inc.
(Name of issuer in its charter)
Florida	3661 & 3669	75-3262502
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)
Healthway Shopping Network, Inc.
802 Old DixieHwy #2
Lake Park, FL  33403
(561) 842-9944
(Address and telephone number of principal executive offices)

Cleveland Gary, CEO
802 Old Dixie Hwy #2, Lake Park,, FL 33403
(Name, address and phone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
d
Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of registration fee
Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, $.0000001 par value per share	13,500,000(2)	$2.00	$27,000,000	$3094.20

(1)	Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Proposed Offering price used for calculating the registration fee.
(2)	This includes 6,000,000 Shares of common stock to be sold by affiliated underwriters. Such underwriters will sell their stock at a fixed price of $2.00 per share for the duration of the Offering.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus,   Subject to completion March   , 2012

HEALTHWAY SHOPPING NETWORK INCORPORATED

13,500,000 Shares of Common Stock

Healthway Shopping  Network Incorporated is Offering a maximum of 7,500,000 Shares of our common stock at $2.00 per share, in a best effort, direct public Offering, by our officers and directors. The Offering will terminate within 180 days from the date of this prospectus. The Company will retain all proceeds received from these Shares in this Offering. There are no minimum purchase requirements for each investor.  All proceeds retained by the Company may not be sufficient to initiate operations.

This prospectus also relates to the offer for sale of up to 6,000,000 Shares of our common stock by certain existing affiliated holders of the securities,referred to as Underwriters throughout this document. The Company will not receive any of the proceeds of this Offering. The Underwriters will sell the Shares from time to time through independentbrokerage firms.  Shares are being sold at a fixed price of $2.00 per sharethroughoout the duration of the offering.

There is a lack of any meaningful market value quotations for our Shares.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

The Company intends to establish a public market for the Shares being offered herein by listing on the OTC Bulletin Board.  To be quoted on the OTC Bulletin Board, a market maker must file an application on the Company's behalf to make a market in the common stock.

The Shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 4.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share*	$2.00	$0	$15,000,000

Total Maximum	$2.00	$0	$15,000,000

(1) Our Shares in this Offering will be sold by our officers and directors for no compensation. There are no underwriting commissions involved in this Offering, however, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assists us in this Offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at 10% of the Offering.

(3) Per Share price has been increased to $2.00 per share due to recent changes in the Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is subject to completion March __ , 2012

PROSPECTUS SUMMARY	5

RISK FACTORS	11

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	15

USE OF PROCEEDS	15

DETERMINATION OF OFFERING PRICE	16

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16

PLAN OF DISTRIBUTION	17

BUSINESS	18

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	23

DESCRIPTION OF PROPERTY	27

LEGAL PROCEEDINGS	28

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	28

EXECUTIVE COMPENSATION	30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31

DESCRIPTION OF SECURITIES	32

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	35

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	35

LEGAL MATTERS	35

EXPERTS	35

WHERE YOU CAN FIND MORE INFORMATION	36

FINANCIAL STATEMENTS	37

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the Offering.  The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Business

Healthway Shopping Network Inc. was incorporated in Florida on January 11, 2008. Our principal executive offices are located at 802 Old Dixie Hwy #2, Lake Park, FL 33403, our telephone number is 561-842-9944 and our fax number is 561-842-9555.

We are a developmental stage company that will provide consumers with up to date health care products that are not necessarily offered by companies selling similar products. Such products include holistic dietary supplements, natural weight management and energy products consisting of probiotics to aid in digestion, natural vitamin products and cleansers, enzymes, pure fermented plant vegetable whole food products, organic teas and whey protein available in different flavors.  We are a development stage company with no revenues or assets and limited operations and our auditors have raised substantial doubt as to our ability to continue as a going concern.

We need additional capital to produce more inventory and begin marketing our products to produce revenue.  When consumers use these products, management believes they will experience the benefits of consuming essential vitamins, minerals and nutrients that the body needs to keep it in good health. Our goal is to promote to every person a healthier lifestyle with natural products that are sold to the consumer through our intended internet distribution portal and TV infomercial programming.

We have chosen two sales formats that have proven successful in previous businesses to market our products to consumers. The two formats are:

1.	Internet sales.

2.	Television shopping channel.

By using these two proven formats to produce high levels of sales, Healthway intends to achieve the sales of products and the branding of its name. Management believes Healthway Shopping Network should be positioned to achieve success providing sufficient capital is provided through this Offering to grow the business.  The Company has not secured any venues since all sales are intended to be made via television and internet

In today’s marketplace, we are seeing many more baby boomers look for ways to stay healthy. More and more products are coming on the scene. A normal consumer is bombarded by multilevel marketing people selling these products. If there is one recognized place that sells only health related products, provided we should see great revenues once we have raised the capital to increase our inventories and begin marketing the products in that Company.  All qualitative and comparative statements previously disclosed are based on management’s belief and such belief is based on management’s past history and personal knowledge.

Currently, it is our belief that one of the fastest growing industries in the United States is the Health industry. The fast growth of the Health industry is very understandable with the baby boomer generation preparing to enter their elderly years. It is additionally our belief, that our population is skewed to elderly. That generation appreciates the luxury of products delivered to their door that we will be able to provide with shipping and internet services.  All qualitative and comparative statements previously disclosed are based on management’s belief and such belief is based on management’s past history and personal knowledge. The target market for Healthway Shopping Network is baby boomers that are geared towards staying healthy to live a long and better quality of life and the generation X segment who are getting informed through marketing distribution channels on the importance of practicing good nutritional habits early for health reasons.

Milestones
HWSN will continue to work on all these listed Milestones to improve and implement these tasks.  Some of the tasks will be increased or decreased in size dependent on obtaining additional funding to actually fund the contract or the task.  For example, if HWSN only raises half of the needed funding, the task will be downsized accordingly and be completed in accordance with the downsizing.  If HWSN only achieves 50% of the funding for the Company, HWSN will only sign and air 50% of the television contracts.

HWSN has completed many milestone tasks and began operations in the following areas:
Milestone	Start Date	End Date	Budget	Manager	Department
Develop Website Store	1/1/2007	Completed	$25,000	Cleveland Gary	Operations
Television Contracts	Dec-07	Ready to Sign	$10,000	Cleveland Gary	Advertising
Video Production Equipment Designed	Jan-08	Completed	$55,000	C Gary	Production
Infomercial Production	Jun-07	Initial Infomercials are completed others will be ongoing	$50,000	Cleveland Gary	Production
Product Development	Dec-07	GeVeggie Completed and several ongoing	$10,000	Cleveland Gary	Product
Preparation of SEC documents	6/1/2010	1/15/2011*	$100,000	C Gary, J Curci, C. Shiver	Finance
Operations Budget and Business Plan	1/1/2007	1/15/2011*	$5,000	C Shiver	Finance
Website for Television live on the internet	6/1/2010	Completed	$16,000	Cleveland Gary	Internet
Production Studio Ready to purchase	12/16/2010	1/15/2011*	$325,000	Cleveland Gary	Production
Wholesale Product Agreements		Many completed and ongoing	$10,000	Cleveland Gary	Wholesale
Products on television	1/1/2010	GeVeggie tested on sale in North and South Carolina with additional funding needed to continue television sales	$45,000	Cleveland Gary	Television
Product Shipping and Delivery System	11/1/2010	11/30/2010*	$3,000	C Shiver	Operations
Call Center for Order taking	1/1/2011	Ongoing	$4000/week	C Shiver	Operations
Totals			$654,000
* These milestones are completed and awaiting the additional funding needed to purchase inventory or products, cameras, production equipment and television airtime.
Once additional funding is obtained from this Offering, for the purchase of inventory and purchase of airtime as well as other operational incidental items being purchased, the Company will begin producing more revenue.

The Terms of the Offering

Securities Being Offered
Up to 7,500,000 Shares of common stock owned by the Company and 6,000,000 Shares owned by affiliated selling shareholders acting as the Underwriters. The Shares being sold by the Underwriters are of the same class as the Shares being sold by the Company and have the same rights and privileges.

Initial Offering Price:
We will sell our Shares at $2.00 per share until our Shares are quoted on the OTC Markets, and thereafter at continued fxed price of $2.00 per share.  This price was determined arbitrarily by us.  The Underwriters will sell their Shares at $2.00 per Share for the duration of the Offering.

Terms of the Offering:
We will determine when and how our officers will sell the common stock offered in this prospectus,   No consumption will be paid to officers and directors in connection with the sale of the Shares by the Company.  The Underwriters shall offer their Shares of stock at a fixed price of $2.00 per Share for the duration of the Offering.

Termination of Offering:
The Offering will conclude when all of the 7,500,000 of common stock have been sold or within 180 days, whichever occurs earlier.  We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933.  We also may terminate the Offering for no reason whatsoever at the discretion of our management team.

Risk of Factors:	The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Common Stock Issued And
Outstanding Before Offering:	190,100,000 Shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And
Oustanding After Offering:	197,600,000 Shares of common stock

Use of Proceeds:
We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, salaries, inventory, software, television production and general working capital.  We will currently have no plans or arrangements for future acquisitions

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

	Year ended	Year ended
	December 31,	December 31,
	2010	2011
Revenues	$0	$0
Expenses	$(78,531)	$(80,031)
Profit (Loss) before income taxes	$(78,531)	$(80.031)
Income Taxes	$0	$0
Net loss	$(78,531)	$(80,031)

Balance Sheet Information:

	December 31,	December 31,
	2010	2011
Total Assets	$0	$0
Total Liabilities	$(78,547)	$(80,347)
Working Capital	$0	$0
Common stock and paid in capital	$14,848	$14848
Total stockholders' equity	$(63,699)	$(65,499)

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risksare set forth below.. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating To Healthway Shopping Network Inc.

Concentration of ownership may allow several shareholders to control Healthway Shopping Network’s business

Healthway President and CEO Cleveland Gary holds eighty-two (82%) interest of Healthway Shopping Network, Inc. In addition, Carolyn Shiver holds approximately fourteen percent (14%) interest in the Company. As a result, these two shareholders will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the present management will be able to maintain their positions as Directors and effectively operate Healthway Shopping Network, Inc. business, regardless of other investors’ preferences.

One or more of our directors may have only limited experience in the management of E-Commerce

Although our CEO has experience in e-commerce operations, there may be several officers and directors hired or elected by the Company that may have only limited experience or no experience in establishing and growing an e-commerce business. As a result, the Company will be relying heavily on the experience and business acumen of our CEO to establish an effective ongoing business strategy for our future e-commerce operations. The Company currently does not carry insurance to compensate for the loss of services provided by the CEO.

There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your Shares.

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for listing on the Over-the-Counter Bulletin Board (“OTCBB”) following completion of this Offering, we cannot assure you that a public market will ever develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our Shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your Shares if you determine to reduce or eliminate your investment in Healthway Shopping Network, Inc. Additionally, the IPO Offering price of $2.00 per share may not reflect the current value of our Shares after the Offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your Shares when desired or result in your receiving a lower price for your Shares upon their sale than you paid in this Offering.

The E-Commerce business can be speculative and there is a consequent risk of loss of your investment.

The success of Healthway Shopping Network, Inc. plan of operation will depend to a great extent on its operations, financial condition and management . The E-Commerce industry can be a very speculative one with changing trends, new and developing technologies, and other factors determining the success or failure of various types of E-Commerce technology. Consequently, there is no assurance that the interest in Healthway Shopping Network, Inc. product and service lines will find a significant client base. Consequently, the success of our operations will be dependent upon management of Healthway Shopping Network, Inc. business and numerous other factors beyond our control.

There will be additional dilution as additional Shares are issued which may decrease the market price of our common stock.

Additional Offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such Offerings may include warrants for issuance of additional common stock, further diluting the number of Shares of common stock outstanding from time to time. An increase in the number of our Shares from these events or others may result in a decrease of the future potential market price for our common stock and will dilute the ownership interest of current shareholders.

Shares eligible for future sale under Rule 144 may adversely affect the market for our securities.

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their Shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although current stockholders have no current intention or ability to sell their Shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse affect on the market price of our securities.

We will incur increased costs and may have difficulty attracting and retaining qualified directors and executive officers as a result of being a public company.

As a public company, we will incur significant legal, accounting, reporting and other expenses that we did not incur as a private company. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage. As a result, we may experience difficulty attracting and retaining qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of these requirements or when such costs may be incurred.

Risk Factors Affecting Business Operations

We will lack business diversification, as we will only be marketing our products through Internet and TV distribution platforms, which makes us subject to all the risks and uncertainties of that industry.

Our operating business focuses solely on the e-Commerce industry and Television. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a business operation heavily relying upon Internet and The TV  industry. Unlike other entities with resources to consummate several business combinations or entities operating in multiple industries, we do not expect to have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Consequently, our business will be subject to the variable and speculative nature of the E-Commerce business and Television Platform.

If we do not properly respond to changes and technological developments in the E-Commerce industry or the markets we will serve, our revenues may be reduced or eliminated.

The E-Commerce industry is subject to change in preferences and the emergence of new products. We may not have the resources to acquire or gain access to new products or to introduce new services that could compete with these new products. Our inability to properly respond to changes in technology, services and standards, which characterize our industry, would adversely affect our business operations and revenue generation.

The Television industry is expanding with new companies accessing television services to present their products to the general public for sale. The FCC has deregulated the Television industry giving birth to digital channels which will allow more channels to air, making the competition to sell products on TV more fierce. There can be no assurance that we will be able to compete if and when the TV market becomes more saturated if we lack the resources to compete with marketing dollars. Our inability to properly respond to these changes which characterize our industry, would adversely affect our business operations and revenue generation.

We will require substantial investment to grow our operations and if we fail to raise sufficient capital to support and fund our expanding operations, our business plan may not be fully realized.

We will require additional capital in order to market, advertising , and mergers and acquisition, purchase capital equipment and for general working capital needs of Healthway Shopping Network, Inc.  We may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of the operation of our business. As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank financing or other arrangements. We cannot assure you that such additional capital will be available on terms acceptable to us, if at all. Any additional equity financing is expected to be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants and increased interest costs. Our inability to obtain sufficient financing may require us to delay, scale back or eliminate some or all of our operations.  This could have a material and adverse effect on our business.

There is competition in the E-Commerce industry which may adversely affect the business operations of, and your investment in, Healthway Shopping Network, Inc.

There are numerous competitors in the E-Commerce industry in which Healthway Shopping Network, Inc. is currently involved or in which it intends to enter, most of which have developed product lines, strong marketing systems and established customer followings. In almost all cases, Healthway Shopping Network, Inc. competitors have far greater financial and other resources. Healthway Shopping Network, Inc. also expects competition to increase in the future due to evolving technologies which are reducing the barriers to entry into the E-Commerce industry. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm Healthway Shopping Network's, Inc.  net revenue and results of operations. Further, Healthway Shopping Network, Inc. may face a significant competitive challenge from alliances entered into between and among its competitors, as well as from larger competitors created through industry consolidation.

Efforts to protect intellectual property or the alleged misuse of the intellectual property of others may cause Healthway Shopping Network, Inc. to become involved in costly and lengthy litigation which could divert needed resources away from its operations.

Healthway Shopping Network, Inc. currently does not have any intellectual property protections relating to its products and services.    The process of seeking intellectual property protection can be time consuming and expensive and no assurances can be given that such intellectual property protections in the future will actually be issued.  If Healthway Shopping Network, Inc. fails to protect its intellectual property from infringement, other companies may offer competitive products or services. Protection of our intellectual property if such should become necessary could result in costly and lengthy litigation, diverting resources which would otherwise be dedicated to operating the business.

Healthway Shopping Network, Inc.'s particular business reliance for operations may adversely affect our prospects and results of operations.

The Company's current business model relies heavily upon the sale of the products offered through the Company's web-site.  In the future, other E-Commerce products may become better suited for clients.  As such, Healthway Shopping Network, Inc. could lose all or part of its revenue.  In addition, Healthway Shopping Network, Inc. relies heavily upon its internet customers.  Given consumer and corporate sentiment, the products offered by the company may lose favor in the marketplace, thereby leading to a decrease in Healthway's Shopping Network, Inc. sales and revenue.

Risks Related to This Offering

The Offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you may ultimately receive upon sale of our securities.

The initial Offering price of $2.00 per share was arbitrarily determined by us, and had no relationship whatsoever to our current assets, earnings, book value or any other objective standard of value at the time of our IPO nor did any trading market exist which would reflect what buyers and sellers deem the share value to be. You are therefore bearing the risk that you have paid more for our Shares than our Shares are actually or objectively worth or will be valued by the public markets in any future trading. This could result in an insufficient return, or even a loss, on your investment even if we successfully establish and grow our business.

Because this is a best efforts, self-underwritten Offering, we may raise less proceeds than the $15,000,000 maximum Offering amount, which may limit our ability to implement our business plan.

No commitment exists by any broker-dealers and/or agents to purchase all or any part of the Shares being offered hereby. We will sell the Shares on a "best efforts" basis. The funds available to us from the proceeds of the Offering will be reduced to the extent that less than all the Shares offered hereby are sold. Sale of less than the maximum number of Shares may curtail implementation of our business plan.

Our Shares will be deemed to be "penny stocks" as defined in the Securities Exchange Act of 1934 and, as a result, will be subject to various eligibility and disclosure requirements on broker-dealers engaged in the resale of these Shares.

The Shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934 (the "1934 Act") to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resale the Shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $15,000,000 in this Offering. For illustrative purposes only, the table below summarizes how we will utilize the proceeds of this Offering in the event that the Company raises less than the full amount expected ($15,000,000). The actual amount of proceeds realized may differ from the amounts summarized below.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
General and Administrative Expense	$140,625	$281,250	$421,875	$562,500
Officer and Employee Salaries (3)	$281,250	$562,500	$843,750	$1,125,000
Inventory	$140,625	$281,250	$421,875	$562,500
Advertising	$140,625	$281,250	$421,875	$562,500
Software Costs	$140,625	$281,250	$421,875	$562,500
TV Production and Servers	$1,281,250	$3,562,500	$5,843,750	$8,125,000
Offering Expenses	$140,625	$281,250	$421,875	$562,500
Secure a Facility	$1,434750	1,687,500	2,031250	2,375000
Working Capital	$140,625	$281,250	$421,875	$562,500
TOTAL	$3,750,000	$7,500,000	$11,250,000	$15,000,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this Offering based upon the current state of our business operations, its plans and current economic and industry conditions. It is possible that the application of funds may vary depending on numerous factors including, but not limited to, changes in the economic climate or unanticipated complications, delay and expenses.

(2) Working capital is the cost related to operating our office and accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

(3) Organizational and Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Healthway Shopping Network, Inc.  and the Offering of the Shares including marketing and sales costs, but exclude selling commissions. We will pay no commissions or other compensation to our officers and directors who will be Offering the Shares. However, we may pay commissions and expenses of up to 10% of all proceeds raised by any broker, dealer, finder or agent who may assist in finding purchasers in this Offering.  To the extent Offering expenses are less, the excess funds will be added to Working Capital and Operating Expenses.

Until these proceeds are utilized, they will be temporarily invested in short-term, highly liquid investments with appropriate safety of principal. Any income derived from these short term investments will be used for working capital.

DETERMINATION OF OFFERING PRICE

Our initial Offering price of $2.00 per share was arbitrarily determined and bears no relationship to our current assets, earnings, book value or any other objective standard of value. Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are Offering our Common Stock at a price per share that is significantly more than the price per share paid by our officers, directors, promoters and current stockholders for our Common Stock. We are Offering for sale up to 7,500,000 Shares of Common Stock with proceeds going to the Company. The Company will not gain any of the proceeds for selling 6,000,000 of the Shares sold in this Offering by the Underwriters.  The proceeds for the sale of 6,000,000 Shares will be held by the Underwriters at the time of the sale, so that no dilution will result from the sale of the 6,000,000 Shares. If you purchase Shares in this Offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this Offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of Shares of Common Stock outstanding at the time of the Offering. Based upon 190,100,000  issued and outstanding Shares of Common Stock on June 30, 2011, our net tangible book value per share was $-0.00034. After giving effect to the sale of all 7,500,000 Shares being offered in this Offering at $2.00 per share and the payment of expenses up to 10% of the proceeds related to the Offering, our pro forma net tangible book value would be $0.073 .

The following table illustrates the pro forma per share dilution described above assuming 7,500,000 Shares are sold:

7,500,000
Shares Sold

Offering Price per share	$2.00

Net tangible book value per share before the Offering	$(0.00034)

Pro forma net tangible book value per share after the Offering	$0.073

Dilution per share to new investors	$1.93

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this Offering:

Minimum Offering of 7,500,000 Shares	Investment		%	Stock Ownership	%
Current Stockholders	$			190,100,000	96%
New Investors		$15,000,000		7,500,000	4%

PLAN OF DISTRIBUTION

The Company fully intends to list the Shares on the Over the Counter Bulletin Board. To be quoted on the Over the Counter Bulletin Board, the Company must have a market maker file an application on its behalf.  As of this date, the Company has not identified any such market maker. However, the Shares being offered in this prospectus are not currently listed on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your Shares or, if sold, it may be difficult to resell the Shares for a price at or above the current Offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are Offering up to a total of 7,500,000 Shares of common stock in a best efforts, direct public Offering, without any involvement of underwriters. The Offering price is $2.00 per share. The Offering will terminate within 180 days from the date of this prospectus. We also have the right to terminate this Offering at any time prior to the expiration of the Offering period. We will use our best efforts to sell as many Shares as possible up to the Maximum Offering amount of 7,500,000 Shares. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the Offering are estimated to be $15,000,000. An additional 6,000,000 Shares are being sold by the affiliated Underwriters.

We will sell the Shares in this Offering primarily through our officers and directors. They will receive no commission from the sale of any Shares. They will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. The Company will register as the issuer-agent in those states requiring such registration. However, we may pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this Offering.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our Shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their Shares.

Officers and directors may purchase Shares in this Offering, however any such purchases will be held for investment purposes only.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this Offering, you must:

1. Execute and deliver a subscription agreement, and

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "HEALTHWAY SHOPPING NETWORK INCORPORATED"

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for Shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Healthway Shopping Network, Inc. accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

Underwriters plan of distribution

The Shares may be sold or distributed from time to time by the affiliated selling shareholders, acting as underwriters, directly to one or morepurchasers or through brokers or dealers who act solely as agents, at fixed prices. The distribution of the Shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to orthrough market makers or into an existing market for the Shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the Underwriters of their common Shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the Underwriter who transferred his or her Shares.

In effecting sales, brokers and dealers engaged by the Underwriters may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such Shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the Shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold Shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the Shares on behalf of the selling shareholder. Broker-dealers who acquire Shares of common stock as principal may thereafter resell the Shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.

Such sales by a broker-dealer will be at a fixed price of $2.00 per share.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the Shares commissions as described above.The Underwriters and any broker-dealers or agents that participate with the Underwriters in thesale of the Shares of common stock shall be deemed to be "underwriters" within the meaning of the Securities Act inconnection with these sales. In that event, any commissions received by the broker-dealers or agents and any profiton the resale of the Shares of common stock purchased by them may be deemed to be underwriting commissions ordiscounts under the Securities Act.

From time to time, any of the Underwriters may pledge Shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by an Underwriter, their broker may offer and sell the pledged Shares of common stock from time to time. Upon a sale of the Shares of common stock, the Underwriters intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the Underwriters default under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of Shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.  We and the Underwriters will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstan es, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the Shares of common stock will be borne by the Underwriters, the purchasers participating in such transaction, or both.

BUSINESS

History and Recent Developments

We were organized under the laws of the State of Florida on January 11, 2008.

Healthway Shopping Network, Inc. has identified this growing opportunity in the new electronic multi-media industry and is positioning the Company to provide an array of diversified yet complimentary products and services to the E-Commerce business and Television Community.

Healthway Shopping Network is a company formed to provide consumers with quality health and nutritional products not offered by other competitors. For example, Healthway Shopping Network owns the formula for GeVeggie Food Plus, a nutritional product that meets the nutritional needs of consumers and enhances their health by providing adequate fruits, vegetables and vitamins as well as protein, carbohydrate, fiber and lowered fat contents necessary for a balanced diet.  There are other products that meet or exceed the daily requirements for the consumers more complete nutiritional needs.  Many Americans simply do not achieve a balanced diet when they could use Healthway Shopping Network’s nutritional food products to meet many their nutritional needs.

Most other companies focus on supplements which Healthway Shopping Network will carry many of those supplements to supplement dietary needs and promote health, but one focus will be to create and find products that help meet the complete and balanced dietary needs of our consumers. Many of the products that are sold from Healthway Shopping Network come from third party vendors who currently contract with retail outlets via brick and mortar and online  internet retail stores. The Healthway Shopping Network did research (Googled) on the internet and located companies that sell natural health products from brick and mortar locations as well as online internet retail stores. Healthway Shopping Network currently buys products wholesale from these vendors and marks them up 5 to 10 percent retail.

As it relates to categories,Healthway Shopping Network currently has 20 different categories. Each category title deals with human ailments and carries the product/s that contains natural ingredients that were created to help combat the consumer user health issue in that category area.  There are over 30 various products available from various supplies on the site currently and that number will continue to grow.

It is Healthway Shopping Network’s intention to development more products like GeVeggie Food Plus to more easily assist the consumer to completely meet their dietary needs.  Ge-Veggie Food plus is the only product our competitors have not and cannot offer at this time because the product name and its likeness is owned by Cleveland Gary who has not at this time private labeled or wholesaled the product to any vendor.

HWSN will not be making products that are meant to replace regular multicourse meals.  HWSN will form agreements with outside third parties for many products.   In some cases, products will be the same products available elsewhere, but HWSN will carry their own products that are not carried by other competitors. Those agreements and products will be evaluated on a case by case basis.  Our competitors will not be Offering these products as the product formula or an exclusive contract to market the product, belongs solely to Healthway Shopping Network. Management believes that when consumers use these products, they will feel better and have an increased quality of life. Healthway Shopping Network, Inc.’s goal is to allow every person to become better informed about its products and to sell those products to the consumer at a reasonable price.

Healthway Shopping Network, Inc. plans to focus on further developing opportunities. The Company intends to vertically integrate some of its business operations by developing, strategic alliances with other companies that could insure servicing customers as it relates to product delivery in a timely manner. Utilizing UPS and FedEx for shipping products will enhance the Company’s product delivery services. This will be an appealing service to consumers who purchase products from the Healthway Shopping Network, Inc.

The Company has fully developed and completed its business and marketing plan. The Company will complete in house their own video productions to distribute to various networks for broadcast. The Company has arranged the use of a Production and Broadcast Studio already (See Milestone Chart). As our Milestone chart indicated, HWSN has already began limited televising of our Informercial for GeVeggie on our website, www.healthwayshoppingnetwork.com and on paid television times at various cable television systems.  At this time, HWSN does not have a television shopping channel operating 24 hours per day. Additionally, HWSN has not generated any revenue from sales to date.   Support staff will be contained in house and prepared to beginning taking orders.   HWSN has fulfillment operations already started as indicated in our Milestones chart for January 2011 and we intend to drop ship products as well as to carry products in-house. We will use private label formulators for many HWSN products like GeVeggie until we are financially able to begin inhouse manufacturing.  All operations of the Company will continue to occur to the extent that funding is available.  Achieving the Sales Forcast figures and the projection figures will be accomplished by the amount of funding the Company achieves.  The Company currently has our own products, which will utilize the marketing and promotional services intended to be provided by the Company. Currently, the Company is not marketing these products but is prepared to begin marketing in 2011.  Based on negotiations with each potential vendor, the Company intends to receive profits either from a percentage of sales or from a mark-up on the products sold through the Company’s networks. We believe that initial funding of $502,000.00 will be sufficient to meet our cash requirements for the next 12 months. Funds will be prioritized to pay for the following in the percentages set forth  in the use of proceeds:

☐                      To obtain product inventory

☐                      To secure and continue TV contracts

☐                      Advertising and Cross-Promotion

☐                      Television Production and Servers

☐                      Software costs

Corporate Overview

Healthway Shopping Network (HWSN) is a 1120 C corporation formed under the laws of the State of Florida.  HWSN is a retail television and internet shopping company providing sales to both vendors wishing to sell their products on the television channel or the internet ecommerce website and to customers seeking to purchase products from those vendors.  Management believes in the strength of its business plan of selling various products in an infomercial format via the internet and on television although there is no guarantee HWSN will be successful even in using these two market formats.  The customer may be the vendor selling a product or the consumer purchasing the product from the vendor.  We make a percentage of the sale price of each product sold.  We have been developing our business model since January 2008.

Currently, HWSN has a fully functional ecommerce website, www.healthwayshoppingnetwork.com , with products available to the public for sale.  Additionally, HWSN has a Video on Demand website, www.healthwayshoppingnetwork.tv, where consumers can view the infomercials of various products that may interest the consumer prior to making a purchase of the product.

Business Strategy

Our business strategy is to sell infomercial packages through memberships to people wishing to sell their products on our national television shopping channel and internet e-commerce website. The Company is just now entering the marketplace with an e-commerce web portal system and has completed and pending contracts to televise the network on national television. Currently, HWSN has a completed and operational website, www.healthwayshoppingnetwork.com , an ecommerce website where consumers can purchase products.  Additionally, HWSN has a Video on Demand website, www.healthwayshoppingnetwork.tv, where consumers can view the infomercials of various products that may interest the consumer prior to making a purchase of the product.The HWSN TV Shopping Channel intends to market products by way of sixty second commercial spots with cross promotions with other TV Networks that reach its target audience. This marketing strategy will diversify HWSN’s media reach, exposing product awareness while branding the Company’s name HWSN.

Methods of Revenue Generation (Revenue Model):

1.	HWSN will be paid a percentage of all sales of products sold in our retail outlets, both TV shopping channel and Internet.
2.	HWSN will sell a “Shoppers Club” package to all customers to produce revenue and promote shoppers. The Shoppers Club will give each member certain gifts and discounts.
3.	Additional revenue will come from advertisers who will buy strictly 30 and 60 second spots on the channel to advertise their product.
4.
We will also offer a wholesale corner available for consumers that wish to retail products from various wholesaler across the world. The revenue produced here will be from companies wishing to wholesale their product to retailers like Whole Foods America as a retail outlet. There will be a fee monthly to be a wholesaler. Any current HWSN Vendor member will be able to purchase in our wholesale corner.

Management Experience

The Company’s current officers, as well as the consultants and vendors it may utilize at it’s discretion, have sufficient experience to execute the goals of Healthway Shopping Network, Inc., and operate the business through all of its phases of production and marketing.  (See Directors, Executive Officers, Promotors and Control Persons).

Industry Overview

Changes in marketing and buying by consumers have opened the door for all natural and holistic medicine outlets to thrive. In our current market, we find consumers leery of many pharmaceutical products available and seeking natural cures for all illnesses.  We do however, make no medical related claims with any of our intended products.

In this day and time, we are faced with the Baby Boomer generation getting older and overcoming the effects of aging on their health and physical abilities.  With this generation being the largest generation population count wise in the American history, as they age and face the effects of aging, it is management’s belief, they will spend any amount to be healthy and stay as young as possible.

It is management’s belief that this is the most opportune time to bring forward a Health oriented TV Shopping Channel.  Today would naturally be when the largest buying consumer audience is spending money to increase their health.  The Baby Boomer generation is the wealthiest generation and the largest generation population wise in American history in management’s opinion.  The Baby Boomers are in their fifties and older which means they are facing their sure old age and fighting to achieve optimal health and longevity during this period of their lives.  Spending for products that will provide better health and quality of life is going to be very high during these years.

Additionally, the American public is being bombarded by TV and media by mistakes being made by prescription drugs, pharmaceuticals and doctors.  With all this bad press, it is the opinion of management that the public in general is going to gravitate to a TV shopping channel dedicated to products that improve health in a natural way.   All qualitative and comparative statements previously disclosed are based on management’s belief and such belief is based on management’s past history and personal knowledge.

Finally, HWSN intends to utilize the top two marketing plans for high revenue generation available today.  Those two methods are television shopping channel which are topping the charts in record sale numbers and Internet sales of products.  The QVC and Amazon approaches combined may provide HWSN with strong revenue generation in management’s opinion.

Competition

The Company will compete with any e-commerce related business that sells health products to the general public in addition to any company that sells health related products to the general public through television and e-commerce.

Many larger and more mature companies will compete with HWSN will include,

1.           Home Shopping Network and QVC
2.           Companies discussing health only issues and solutions by way of infomercials.
3.           Various Natural Food Stores and outlets including Internet will be a source of competition.
4.           Many Multilevel marketing companies promote and sell particular health products

Employees

As of the date hereof, the Company has two employees who serve as officers and directors. Cleveland Gary (CEO and Director) and Carolyn Shiver (President and Director) After the completion of registration becoming effective and equity capital raised, capital will fund the salaries of employees to handle day to day operations of Healthway including cost of product, television contracts, cost of advertising and cross promotions, cost of operation, software, servers and television production.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

Healthway Shopping Network is a company formed to provide consumers with newly improved and quality health care products. When consumers use these products the Company believes that they will feel great and have an improved quality of life. We are what we eat. Healthway's goal is to allow every person to become better informed about products and sell those products to the consumer at a reasonable price.

Healthway has chosen two sales formats that have proven successful in previous businesses to market their products to consumers. The two formats are:

1.           Internet sales.
2.           Television Shopping Channels

By using these two proven formats to produce high levels of sales, Healthway intends to achieve the sales of products and the branding of its name.

We have developed and completed our marketing plans which is to complete video productions for our vendors for distribution to various networks. We have support staff ready to go and have fulfillment operations ready to ship product in the event we do not carry such products in our inventory. Our initial capital goal is $500,000 which would be sufficient for the next 12 months to cover production costs, product inventory, advertising fees, television contracts and software costs as so indicated in detail in the Milestone Chart.  The total costs indicated in the Milestone Chart is $654,000, but you must remove the costs that our current operations and fundraising efforts have already paid and the costs of several items that will be ongoing.  The Milestone Chart will give detail on the expenditures we will be making initially.
.
Milestone	Start Date	End Date	Budget	Manager	Department
Develop Website Store	1/1/2007	Completed	$25,000	Cleveland Gary	Operations
Television Contracts	Dec-07	Ready to Sign	$10,000	Cleveland Gary	Advertising
Video Production Equipment Designed	Jan-08	Completed	$55,000	C Gary	Production
Infomercial Production	Jun-07	Initial Infomercials are completed others will be ongoing	$50,000	Cleveland Gary	Production
Product Development	Dec-07	GeVeggie Completed and several ongoing	$10,000	Cleveland Gary	Product
Preparation of SEC documents	6/1/2010	1/15/2011*	$100,000	C Gary, J Curci, C. Shiver	Finance
Operations Budget and Business Plan	1/1/2007	1/15/2011*	$5,000	C Shiver	Finance
Website for Television live on the internet	6/1/2010	Completed	$16,000	Cleveland Gary	Internet
Production Studio Ready to purchase	12/16/2010	1/15/2011*	$325,000	Cleveland Gary	Production
Wholesale Product Agreements		Many completed and ongoing	$10,000	Cleveland Gary	Wholesale
Products on television	1/1/2010	GeVeggie tested on sale in North and South Carolina with additional funding needed to continue television sales	$45,000	Cleveland Gary	Television
Product Shipping and Delivery System	11/1/2010	11/30/2010*	$3,000	C Shiver	Operations
Call Center for Order taking	1/1/2011	Ongoing	$4000/week	C Shiver	Operations
Totals			$654,000
* These milestones are completed and awaiting the additional funding needed to purchase inventory or products, cameras, production equipment and television airtime.
Once additional funding is obtained from this Offering, for the purchase of inventory and purchase of airtime as well as other operational incidental items being purchased, the Company will begin producing more revenue.

HWSN is an operating company currently and will continue to move forward as an operating company whether the funds in this Offering are raised in their entirety or not.  Consumers can purchase products on the website, www.healthwayshoppingnetwork.com and you can watch infomercials of products available for sale on www.healthwayshoppingnetwork.tv.  It is the Company’s intention to continue the current operations and increase those operations as increased revenue, investor contributions and loans and investor funding comes available to increase the marketing efforts and the purchase of television airtime and inventory.  Certain current stockholders are prepared to fund the Company's operations for the next twelve months should the Company be unable to secure financing through private placements and/or by obtaining adequate credit facilities from financial institutions.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

Our main objective is to grow revenues from product sales as an ongoing operating company. With adequate funding we will market the Company to grow revenues. Marketing strategies to generate revenue: 30/60 TV commercial spots on Broadcast TV and cable channels, radio commercial spots, health expos, internet advertising and print media. The goal for the Company is to build its Company revenues by becoming a recognizable brand of health products. As an ongoing operating Company we are limited to efficiently marketing the Company in the manner that will create the brand we are geared to create from management’s experience. We are optimistic going forward due to the industry we are in and management’s experience to grow a successful Company.

In today’s marketplace, we are seeing many more baby boomers look for ways to stay healthy. More and more products are coming on the scene. A normal consumer is bombarded by multilevel marketing people selling these products. If there is one recognized place that sells only health related products, we should see a potentially strong revenue model.

Currently the one of fastest growing industries in the United States is the Health industry.  All qualitative and comparative statements previously disclosed are based on management’s belief and such belief is based on management’s past history and personal knowledge.That is very understandable with the baby boomer generation preparing to enter their elderly years. Our population is skewed to elderly. That generation appreciates the luxury of delivered to your door products as we can provide with shipping and internet services. Healthway Shopping Network is prepared to initiate its business model. Management believes the timing for Healthway Shopping Network is now.  To the best of management’s knowledge and belief, there are no trends, events, or uncertainties expected to materially impact short and long term liquidity and there are no material seasonal aspects that should materially effect the Company’s operations.

Our Objectives

Healthway Shopping Network will strive to meet the following goals:

●	Have the Television Shopping Network available to millions of households.
●	Maintain control of our cost of goods sold to keep our gross margins as high as possible to increase our net profits.
●	Maintain operating expenses.
●	Generate revenues to become profitable.
●
Develop E-Commerce in year 1 with sales on the internet at 14% or greater of total sales, 19% in year 2, and 22% in year 3.  Ecommerce sales have lower overhead that television shopping channel sales so efforts to increase internet sales will yield higher profit margins.

●
Brand the name in major US markets in year 1, increase confidence in the brand in year 2 by 30% return customers, 40% return customers by year 3 and qualify the brand as the place where anyone can go to get the best  products for your health.

●	Penetrate International markets in year 3. Pursuing more and more customers yields higher sales and higher profits.
●	Become the largest television shopping channel for Healthy, homeopathic and naturopathic foods and medicines in the world.

Our Mission

To provide great health among people, Healthway Shopping Network is a Company focused on the improved health of our health-conscious consumer. Providing specific, broadbased, and affordable health products for our clients to LIVE HEALTHY, we intend to generate a fair return to finance continued growth and expanded community involvement.

Healthway Shopping Network intends to inform, inspire and show you, our customer, how to create a healthy body, mind and spirit for yourself and your family in your day to day lives. We will teach our customers to LIVE HEALTHY. Through custom services, smart pricing and a sense of trust, it is our desire that you will look to us as your valued resource to achieve a Healthy LIFE. Healthway Shopping Network intends to supply our customers with the cutting edge of products that promote health and the knowledge of what each product can help them achieve in their lives. Healthway Shopping Network will continually review what is available in the marketplace improving on the products we provide our customers that will help ensure their great health in a market driven by consumer demand and requiring cutting edge technology and knowledge of the biological benefits of every product.

Success will ultimately be measured by our customers choosing us because of their belief in our ability to meet or exceed their expectations of price, service, and selection.  Management is currently unaware of any trends, events or uncertainties expected to materially impact short term and long term liquidity and there are no seasonal aspects related to intended operations that should materially affect our business model.

Keys to Success

The primary keys to success for the Company will be based on the following factors:

●	SELL products that provide quality, value and health to the consumer.
●
PROVIDE customer services such as educational workshops and personalized promotions on new products so that customers are educated to the benefits of the Health products thus retaining customers to generate repeat purchases and make referrals.

●
COMMUNICATE with our customer base through print, email, and phone conversations to see how each product is performing and are they satisfied. Meet the needs of the customer to increase customer retention.

●
ESTABLISH as many "Auto" orders for customers, where we are shipping and billing repeat orders every month.  Similar to getting your prescription filled at the pharmacy, you get a month supply and then the next month is sent automatically.

●
ESTABLISH a visible, accessible and welcoming television format and website to position us as the premier choice for our products and services within the marketplace and beyond.  Currently, HWSN has a completed and operational website, www.healthwayshoppingnetwork.com , an ecommerce website where consumers can purchase products.  Additionally, HWSN has a Video on Demand website, www.healthwayshoppingnetwork.tv, where consumers can view the infomercials of various products that may interest the consumer prior to making a purchase of the product. HWSN currently has access to television networks.

●
ENSURE through daily management practices strong customer service and continual communication with our customers as in our mission is followed so that a successful and growth-oriented business is developed and maintained.

●	FOLLOW UP continually to keep every customer. Our demographic is an older person who is not as internet astute. We need to use telephone communication to check on them.
●
Maintain a definitive plan with vendors of products to maintain strong quality control of our products while keeping our wholesale price low enough to ensure our overall cost of product is less than 45%.

●	ENSURE every SHOW HOST is informed, educated on the products, and has the best personality for presentation of our products.

The keys to success in HWSN business are:

1.             Offering items of a high quality-value relationship which are not available everywhere. This is essential for maintaining the niche market sectors mentioned in the mission statement.
2.             Reliable and timely deliveries. HWSN must make good on its delivery promises. Because of the nature of doing business, this requires long-range planning in scheduling orders, taking into account holidays and business practices.
3.             A reliable administration that is ready to serve customers, prepare accurate billing, follow-up on orders and other documentation, and maintain a close watch on expenses and collection of accounts receivable.

Costs and Resources

Currently, the Company is relying on equity capital to meet current cost and expenditures to operate the business going forward. Currently the Company pays fixed cost associated with running a business on a day to day basis.

The Company believes that its current capital resources and current funding will enable it to maintain its current and planned operations through the next 12 months. The Company anticipates, however, that it will need to raise additional capital in order to sustain and grow its operations over the next few years.

To the extent that the Company's capital resources are insufficient to meet current or planned operating requirements, the Company will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and the Company does not anticipate that existing shareholders will provide any portion of the Company's future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Equity and Capital Resources

To date, we have funded our operations through owner's equity. From inception, we have not borrowed but the principals have personally infused their own capital into the Company.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse affect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through, December 30, 2011 we have not engaged in any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our corporate and operational offices are located at 802 Old Dixie Hwy #2, Lake Park, FL  33418

We believe our current office space is adequate and plans to move to expanded office space is contingent upon completing this Offering and the hiring of additional employees.  We lease our current office space.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of two members. Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the Board of Directors. Our current directors and executive officers are:

Name	Age	Position	Year Appointed

Cleveland Gary	44	Chief Executive Officer and Director	2007

Carolyn Shiver	53	President and Director	2007

Joe Curci	44	Vice President of Business and Development	2010

Cleveland Gary CEO and Director.
Mr. Gary is the CEO and Director of Healthway Shopping Network, Inc. As the Company’s founder in 2008, Mr. Gary Continues with his vision of providing Health Product business owners with the ability to market and sell their health care products via television and internet sales. Mr. Gary has been involved in building other companies such as Nu-Life Medical Centers, Mobile Wireless Systems and Black Shopping Channel, Inc.  Mr. Gary served as President and CEO of Nu-Life Medical Centers for 5 years.  Mr. Gary served as President of Operations of the National Indoor Football League for one year.  Mr. Gary has produced many television shows for himself, Comcast and Clear Channel Radio in the past 5 years.

Mr. Gary will handle all the Television Production, Infomercial taping, and website updates.

Mr. Gary is a philanthropist, mentor, educator, national talk show host and most recently an author of his first book, The Truth Behind the Ball. Mr. Gary achieved his Bachelors Degree in Business from the University of Miami. After a successful college and professional football career, Mr. Gary continued to use his vision, dedication and commitment to make business ideas become a reality.

Carolyn Shiver President and Director.
Ms. Shiver is President and Director of Healthway Shopping Network, Inc.  Ms. Shiver has a biology and chemistry and has studied medicine for over 20 years. This background  should greatly assist the Company in the selection of quality healthcare products. Ms. Shiver served as the President of Laboratory and Analytical Business Services,  Inc., an environmental testing laboratory which has been in operation from June 1988 until her retirement in 2003, Ms. Shivers was the President of the National Indoor Football League for 7seven years and achieved success every season. Ms. Shiver has 16 patents in which she is the inventor of environmental and health related  processes. Ms. Shiver achieved a Bachelors Degree with a double major in Biology and Chemistry in 1982 and completed her Doctorate degree in Environmental and  Health Science in 1987.

Joe Curci currently serves as Vice President of Business Development.
 Joe started his career on Wall Street in 1987 working for Shearson Lehman Brothers where he held various managerial positions in the operational side of the brokerage firm. He went on to work in the Investment Banking side of the business where he served on the board of a number of companies. He received his B.A. degree in Banking & Finance from Hofstra University, and went on to receive his M.B.A. in International Business from Wagner College. Joe was a principal owner in a marketing firm called ProfitXchange for 5 years, where he disseminated financial literature to the financial community. For the past five years Joe has been working as a business consultant, assisting companies in short-and long-term strategic planning.

Board Committees
Audit committee
The audit committee of our board of directors is responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by our board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. Our audit committee currently consists of Mr. Cleveland Gary who serves as CEO and Director, however, the Company will seek an independent member of the audit committee as such appointment is feasible.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation and nominations to the board of directors.

Code of Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws and the Nasdaq Rules.

Indemnification of Executive Officers and Directors

The General Corporation Law of the State of Florida permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our directors and officers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our Chief Executive Officer during the inception and ended December 31, 2011. No officers or directors have received annual compensation since the inception of the Company.

Summary compensation table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Cleveland Gary, CEO and Director	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Carolyn Shiver, President and Director	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

As our business progresses and grows, we expect to hire and begin paying salaries to other officers. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year.

Related Party Transactions

Gary Capital Group, which is owned by Cleveland Gary, an officer/shareholder, provided services to the Company totaling $55,476. This is shown on the statement of income under organization costs. These costs included the initial start up costs of the Company and the legal organization of the Company.

In addition, Mr. Gary loaned the Company $2,196 and as of December 31, 2008, $36,000 is shown on the balance sheet as a shareholder loan. Mr. Gary has loaned an additional $6,570 for the year ending December 31, 2009 as an additional Shareholders loan.  Mr. Gary additionally loaned the Company $8,242 for the year ending December 2010 and $4,618 through December 31, 2011. These loans are interest free and due on demand by Mr. Gary.  These monies were used for corporate development and organization, website development, television production development, product procurement and development.  These projects within the Company are being developed and continued on a daily basis.

A related party, Black Shopping Channel, through common interest, loaned the Company $3,100 through December 2010.  This loan was used for testing the sales of product through Black Shopping Channel, Inc. Black Shopping Channel, Inc. is a privately held Company 70.8% owned by Cleveland Gary.

There are no agreements for these transactions.

The Company has no employment contracts at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of December 30, 2011 the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such Shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

	Shares Beneficially	Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner	Owned (1)	Prior to Offering	After Offering

Cleveland Gary 802 Old Dixie Hwy #2, West Palm Beach, FL 33418	134,590,000	70.8%	68.1. %

Carolyn Shiver 800 W. Plaquemine St, Church Point, LA 70525	50,000,000	26.3%	25.3%

Officers with Directors as a group (1)	184,590,000	97.1%	93.4%

(1)	Includes all Shares each director and officer has the right to acquire within sixty days.

UNDERWRITERS
The following security holders are Offering the following securities in this Offering, as underwriters:

	Shares Prior	Amount	Percentage of Outstanding
Name and Address of Beneficial Owner	to Offering	Offering	Common Stock After Offering

Cleveland Gary, CEO, Chairman, Director 802 Old Dixie Hwy #2 West Palm Beach, FL 33418	134,590,000	4,000,000	130,590,000	66.4%

Carolyn Shiver, President, Director 800 W. Plaquemine St Church Point, LA 70525	50,000,000	2,000,000	49,000,000	24.9%

The Shares owned by Cleveland Gary were purchased from the Company by check on January 22, 2008 for $0.000001/share.  Gary has worked for the company without compensation since the inception of the company.

The Shares owned by Carolyn Shiver were purchased from the Company by check on January 27, 2008 for $0.000001/share.  Shiver has worked for the company without compensation since the inception of the company.

Any Shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the
Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

We are authorized to issue 200,000,000 Shares of common stock, $.0000001 par value per share, of which 190,100,000 Shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

The holders of Shares of our common stock do not have cumulative voting rights in the election of directors, which means that the holders of more than 90% of the outstanding Shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining Shares will not be able to elect any of our directors. At the completion of this Offering, and assuming the maximum Shares are sold, the officers and directors at that time will beneficially own approximately 90% of the outstanding Shares of our common stock. Accordingly, after completion of this Offering, our present stockholders will be in a position to control all of our affairs and elect all of our directors.

Preferred Stock

We currently have no preferred stock authorized.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the Over-the-Counter Bulletin Board (OTCBB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a Company's Shares for trading on the OTCBB is a lengthy one. The process requires a market maker to file a listing application with the NASD/FINRA on our behalf. The application is reviewed by the NASD/FINRA and may or may not be approved. The process of seeking OTCBB listing can take 60 days or more to complete and any listing is contingent on the NASD/FINRA approving our application. If our application is approved, the NASD/FINRA will assign us a trading symbol which will then become listed and quoted on the OTCBB. Being listed on the OTCBB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCBB listing application until this Offering has been completed.

Conflict of Interest

The current officers and directors of the Company currently devote full-time to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The Officers and Directors;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, Shares carrying more than 5% of the voting rights attached to the outstanding Shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

There are no promoters being used in relation with this Offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Penny Stock Considerations
Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our Shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell Shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their Shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our Shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of March 6, 2012, all of our currently outstanding Shares consist of  190,100,000 restricted common stock.

Holders

As of the date of this registration statement, we had 44 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will continue to file periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

ClearTrust, LLC, 17961 Hunting Bow Circle, Suite 102, Lutz, Florida 33558, telephone 813-235-4490 is the registrar and transfer agent for our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of Florida Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

We are currently not subject to any pending or threatened litigation.

EXPERTS

Financial Auditors

Current financial statements for the fiscal year ending 2010 included in this prospectus have been so included in reliance on the report of Dave A. Aronson, CPA, P.A., 1000 NE 176th Street, North Miami Beach, Florida 33162, Independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Our financial statements for the fiscal year ending 2009 included in this prospectus have been so included in reliance on the report of De Leon & Company, P.A.  Independent public accountant, given on that firm's authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the Shares of common stock will be passed upon for the Company by Nannarone& McMurdo, LLP.Counsel has additionally consented to its opinion being included as an exhibit to this filing.  Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Nannarone& McMurdo, LLP
Matthew McMurdo
511 Sixth Avenue
Suite 800
New York, NY 10011

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number 333-164941) under the Securities Act of 1933 regarding the Shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Healthway Shopping Network, Inc.
802 Old Dixie Hwy #2
Lake Park, FL  33403

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

AND FROM INCEPTION (JANUARY 11, 2008) THROUGH DECEMBER 31, 2010

Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Stockholders' Deficit	4

Statements of Cash Flows	5

Notes to Financial Statements	6 - 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Healthway Shopping Network, Inc.

We have audited the accompanying balance sheet of Healthway Shopping Network, Inc., (A Development Stage Company) as of December 31, 2010, and the related statements of operations, stockholders' deficit and cash flows for the year then ended.   These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The cumulative statements of  operations, stockholders' equity and cash flows for the period from  January 11, 2008 (inception) to December 31, 2010 include amounts for the period from January 11, 2008 (inception) through December 31, 2009 which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the period from January 11, 2008 (inception) to December 31, 2009 is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthway Shopping Network, Inc., (A Development Stage Company) as of December 31, 2010, and results of its operations and its cash flows for the years ended December 31, 2010 and 2009, and for the period from inception (January 11, 2008) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
--------------------------------------------
David A. Aronson, CPA. P.A.

North Miami Beach, Florida
Apirl 29, 2011

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Bank overdraft	$2,467
Accounts payable and accrued expenses	5,124
Loans payable - shareholder	53,008
Loans payable - related party	3,100
Due to related party	-
Total current liabilities	63,699

Stockholders' (deficit):
Common stock, $0.0000001 par value; 200,000,000 Shares authorized,
190,100,000 issued and outstanding	19
Additional paid in capital	14,829
Subscription receivable	-
(Deficit) accumulated during development stage	(78,547)
(63,699)

$-

See accompanying notes to financial statements.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Statements of Operations
For the Years Ended December 31, 2010 and 2009, and for the Period
From January 11, 2008 (Inception) to December 31, 2010

	From January 11, 2008 (Inception) to December 31, 2010

		2010	2009

Revenue, net	$-	$-	$-
Cost of goods sold	16	16	-
Gross income	(16)	(16)	-

Expenses:
General and administrative expenses	78,531	29,815	5,747
	78,531	29,815	5,747

Net loss before other income and expenses	(78,547)	(29,831)	(5,747)

Net (loss)/income	$(78,547)	(29,831)	$(5,747)

Loss per common share - Basic and fully diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average number of Shares
outstanding - Basic and fully diluted	189,124,429	189,721,918	189,100,000

See accompanying notes to financial statements.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from January 11, 2008 (Inception) to December 31, 2010

			Additional Paid in Capital	Subscription Receivable	Accumulated Deficit During Development Stage	Total Stockholders' Deficiency

	Common Stock
	Shares	Amount
January 11, 2008 - Issuance of common
stock to founders at $.0000001 per share	188,990,000	$19	$40	$-	$-	$59
Shares issued for cash at $0.01 and $0.04 per share	60,000	-	675		-	675
Shares issued for cash at $0.04 per share	30,000	-	1,200		-	1,200
Shares issued for cash at $0.04 per share	10,000	-	400		-	400
Shares issued for cash at $0.04 per share	10,000	-	10		-	10
Subscription receivable				(40)	-	(40)
Net loss	-	-	-		(42,969)	(42,969)
Balance December 31, 2008	189,100,000	19	2,325	(40)	(42,969)	(40,665)

Adjustment to subscription agreement	-	-	4	(4)		-
Net loss	-	-	-	-	(5,747)	(5,747)
Balance December 31, 2009	189,100,000	19	2,329	(44)	(48,716)	(46,412)

Payment of subscription receivable	-	-	-	44	-	44
Shares issued for cash at $0.0125 per share	1,000,000	-	12,500	-	-	12,500
Net loss	-	-	-		(29,831)	(29,831)
Balance December 31, 2010	190,100,000	$19	$14,829	$-	$(78,547)	$(63,699)

See accompanying notes to financial statements.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended December 31, 2010 and 2009, and for the Period
From January 11, 2008 (Inception) to December 31, 2010

	From January 11, 2008 (Inception) to December 31, 2010

		2010	2009

Cash flows from operating activities:
Net loss	$(78,547)	$(29,831)	$(5,747)
Adjustments to reconcile net loss to net cash used
by operating activities:
Accounts receivable	-	-	100
Bank overdraft	2,467	2,448	19
Accounts payable and accrued expenses	5,124	3,497	(1,942)
Net cash (used by) operating activities	(70,956)	(23,886)	(7,570)

Cash flows from financing activities:
Proceeds from issuance of common stock	14,848	12,544
Stockholder loans	53,008	8,242	7,570
Loans payable - related party	3,100	3,100
Net cash provided by financing activities	70,956	23,886	7,570
Net increase in cash	-	-	-
Cash at beginning of period	-	-	-
Cash at end of period	$-	$-	$-
Supplemental cash flow information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See accompanying notes to financial statements.

  Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated in the state of Florida on January 11, 2008. The Company is currently in the development stage but plans to be engaged in sales of various holistic, natural, organic and other health remedies and foods. The Company will provide fast, reliable assistance to individuals seeking to improve their health naturally.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue is presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common Shares outstanding during each reporting period. Diluted net (loss) income per common share adjusts the weighted average common Shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock Shares and units) were exercised or converted into common stock. There were no common stock equivalents at December 31, 2010.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity. The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Pronouncements

In September 2009, Accounting Standards Codification ("ASC") became the source of authoritative GAAP recognized by the Financial Accounting Standards Board ("FASB") for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for registrants.

Note 2. STOCKHOLDERS' (DEFICIT)

At inception, the Company issued 188,990,000 Shares of its common stock to the founders of the Company for cash of $59.

In February 2008 the Company issued 57,500 Shares of its common stock at $0.01 per share.

In February 2008 the Company issued 2,500 Shares of its common stock at $0.04 per share.

In July 2008 the Company issued 10,000 Shares of its common stock at $0.04 per share.

In August 2008 the Company issued 10,000 Shares of its common stock at $0.04 per share.

In May 2010 the Company issued 1,000,000 Shares of its common stock at $0.0125 per share.

Note 3. INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 3. INCOME TAXES (continued)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes for the year ended December 31, 2010. The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate	15%
Effect of operating losses	(15	) %
	0%

As of December 31, 2010, the Company has a net operating loss carryforward of approximately $79,000. This loss will be available to offset future taxable income. If not used, this carryforward will begin to expire in 2038. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2010.

Note 4. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2010, the Company incurred a net loss of approximately $79,000. In addition, the Company has no significant assets or revenues.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. Certain current stockholders are prepared to fund the Company's operations for the next twelve months should the Company be unable to secure financing through private placements and/or by obtaining adequate credit facilities from financial institutions. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010 and 2009

Note 5. SHAREHOLDER LOANS

Cleveland Gary, the Company’s President, loaned the Company $8,242 and $6,570 during the years ended December 31, 2010 and 2009, respectively. The loan bears no interest and is due on demand.

Note 6. LOAN PAYABLE - RELATED PARTY

A related party, through common management, loaned the Company $3,100 in April 2010. The loan bears no interest and is due on demand.

HEALTHWAY SHOPPING NETWORK, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

AND FROM INCEPTION (JANUARY 11, 2008) THROUGH DECEMBER 31, 2011

Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Stockholders' Deficit	4

Statements of Cash Flows	5

Notes to Financial Statements	6 - 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Healthway Shopping Network, Inc.

We have audited the accompanying balance sheets of Healthway Shopping Network, Inc., (A Development Stage Company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders' deficit and cash flows for the years then ended.   These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The cumulative statements of  operations, stockholders' equity and cash flows for the period from  January 11, 2008 (inception) to December 31, 2010 include amounts for the period from January 11, 2008 (inception) through December 31, 2009 which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the period from January 11, 2008 (inception) to December 31, 2009 is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthway Shopping Network, Inc., (A Development Stage Company) as of December 31, 2011 and 2010, and results of its operations and its cash flows for the years ended December 31, 2011 and 2010, and for the period from inception (January 11, 2008) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to this matter are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
--------------------------------------------
David A. Aronson, CPA. P.A.

North Miami Beach, Florida
March 3, 2012

Healthway Shopping Network, Inc.
(A Development Stage Company)
Balance Sheets
December 31, 2011 and 2010

ASSETS

	2011	2010

NONE

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Bank overdraft	$-	2,467
Accounts payable and accrued expenses	7,673	5,124
Loans payable - shareholder	57,626	53,008
Loans payable - related party	3,100	3,100
Total current liabilities	68,399	63,699

Stockholders' (deficit):
Series A Convertible Preferred Stock, no par value; 0,000,000
authorized, 0,000,000 and -0- shares issued and outstanding, respectively	-	-
Common stock, $0.0000001 par value; 200,000,000 shares authorized,
190,100,000 issued and outstanding	19	19
Additional paid in capital	14,829	14,829
(Deficit) accumulated during development stage	(83,247)	(78,547)
	(68,399)	(63,699)

	$-	$-

See accompanying notes to financial statements.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Statements of Operations
For the Years Ended December 31, 2011 and 2010, and for the Period
From January 11, 2008 (Inception) to December 31, 2011

	From January 11, 2008 (Inception) to December 31, 2011

	2011	2011	2010

Revenue, net	$-	$-	$-
Cost of goods sold	16	-	16
Gross income	(16)	-	(16)

Expenses:
General and administrative expenses	83,231	4,700	29,815
	83,231	4,700	29,815

Net loss before other income and expenses	(83,247)	(4,700)	(29,831)

Net (loss)/income	$(83,247)	(4,700)	$(29,831)

Loss per common share - Basic and fully diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares
outstanding - Basic and fully diluted	189,369,835	190,100,000	189,721,918

See accompanying notes to financial statements.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from January 11, 2008 (Inception) to December 31, 2010

					Accumulated
					Deficit
			Additional		During	Total
	Common Stock		Paid in	Subscription	Development	Stockholders'
	Shares	Amount	Capital	Receivable	Stage	Deficiency
January 11, 2008 - Issuance of common
stock to founders at $.0000001 per share	188,990,000	$19	$40	$-	$-	$59
Shares issued for cash at $0.01 and $0.04 per share	60,000	-	675		-	675
Shares issued for cash at $0.04 per share	30,000	-	1,200		-	1,200
Shares issued for cash at $0.04 per share	10,000	-	400		-	400
Shares issued for cash at $0.04 per share	10,000	-	10		-	10
Subscription receivable				(40)	-	(40)
Net loss	-	-	-		(42,969)	(42,969)
Balance December 31, 2008	189,100,000	19	2,325	(40)	(42,969)	(40,665)

Adjustment to subscription agreement	-	-	4	(4)		-
Net loss	-	-	-	-	(5,747)	(5,747)
Balance December 31, 2009	189,100,000	19	2,329	(44)	(48,716)	(46,412)

Payment of subscription receivable	-	-	-	44	-	44
Shares issued for cash at $0.0125 per share	1,000,000	-	12,500	-	-	12,500
Net loss	-	-	-	-	(29,831)	(29,831)
Balance December 31, 2010	190,100,000	19	14,829	-	(78,547)	(63,699)

Net loss	-	-	-	-	(4,700)	(4,700)
Balance December 31, 2011	190,100,000	$19	$14,829	$-	$(83,247)	$(68,399)

See accompanying notes to financial statements.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended December 31, 2011 and 2010, and for the Period
From January 11, 2008 (Inception) to December 31, 2011

	From January
	11, 2008
	(Inception) to
	December 31,
	2011	2011	2010

Cash flows from operating activities:
Net loss	$(83,247)	$(4,700)	$(29,831)
Adjustments to reconcile net loss to net cash used
by operating activities:
Bank overdraft	-	(2,467)	2,448
Accounts payable and accrued expenses	7,673	2,549	3,497
Net cash (used by) operating activities	(75,574)	(4,618)	(23,886)

Cash flows from financing activities:
Proceeds from issuance of common stock	14,848	-	12,544
Stockholder loans	57,626	4,618	8,242
Loans payable - related party	3,100	-	3,100
Net cash provided by financing activities	75,574	4,618	23,886

Net increase in cash	-	-	-
Cash at beginning of period	-	-	-
Cash at end of period	$-	$-	$-

Supplemental cash flow information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See accompanying notes to financial statements.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Organization

The Company was incorporated in the state of Florida on January 11, 2008. The Company is currently in the development stage but plans to be engaged in sales of various holistic, natural, organic and other health remedies and foods. The Company will provide fast, reliable assistance to individuals seeking to improve their health naturally.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue is presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period. Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock. There were no common stock equivalents at December 31, 2011.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows Accounting Standards Codification ("ASC") 280, "Segment Reporting". The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model. ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity. The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Recent Pronouncements
In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS).” This pronouncement was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for level three fair value measurements. This pronouncement is effective for reporting periods beginning on or after December 15, 2011. The adoption of ASU 2011-04 is not expected to have a significant impact on the Company’s consolidated financial position or results of operations.

In June 2011, the FASB issued guidance on the presentation of comprehensive income. This guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. The guidance allows two presentation alternatives; present items of net income and other comprehensive income in (1) one continuous statement, referred to as the statement of comprehensive income, or (2) in two separate, but consecutive, statements of net income and other comprehensive income. This guidance is effective as of the beginning of a fiscal year that begins after December 15, 2011. Early adoption is permitted, but full retrospective application is required under both sets of accounting standards. The Company is currently evaluating which presentation alternative it will utilize.

Note 2. STOCKHOLDERS' (DEFICIT)

At inception, the Company issued 188,990,000 shares of its common stock to the founders of the Company for cash of $59.

In February 2008 the Company issued 57,500 shares of its common stock at $0.01 per share.

In February 2008 the Company issued 2,500 shares of its common stock at $0.04 per share.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Note 2. STOCKHOLDERS' (DEFICIT) (continued)

In July 2008 the Company issued 30,000 shares of its common stock at $0.04 per share.

In July 2008 the Company issued 10,000 shares of its common stock at $0.04 per share.

In August 2008 the Company issued 10,000 shares of its common stock at $0.04 per share.

In May 2010 the Company issued 1,000,000 shares of its common stock at $0.0125 per share.

Note 3. INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes for the year ended December 31, 2011. The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate	15%
Effect of operating losses	(15)%
0%

As of December 31, 2011, the Company has a net operating loss carryforward of approximately $83,000. This loss will be available to offset future taxable income. If not used, this carryforward will begin to expire in 2038. The deferred tax asset relating to the operating loss carryforward has been fully reserved at December 31, 2010.

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Healthway Shopping Network, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011 and 2010

Note 4. BASIS OF REPORTING (continued)

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to December 31, 2011, the Company incurred a net loss of approximately $83,000. In addition, the Company has no significant assets or revenues.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan. Certain current stockholders are prepared to fund the Company's operations for the next twelve months should the Company be unable to secure financing through private placements and/or by obtaining adequate credit facilities from financial institutions. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 5. SHAREHOLDER LOANS

Cleveland Gary, the Company’s President, loaned the Company $4,618 and $8,242 during the years ended December 31, 2011 and 2010, respectively. The loan bears no interest and is due on demand.

Note 6. LOAN PAYABLE - RELATED PARTY

A related party, through common management, loaned the Company $3,100 in April 2010. The loan bears no interest and is due on demand.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 13   EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public Offering:

Securities and Exchange Commission Registration Fee	$401.06
Legal Fees	7,611.68
Accounting Fees	10,500.00
Printing and Engraving	0
Blue Sky Qualification Fees and Expenses	0
Transfer Agent Fee	1,500.00
Miscellaneous	1,482.00

TOTAL	$21,494.74

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Florida corporation and the provisions of the Florida General Corporation Law will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its Certificate of Incorporation, as amended, the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's by-laws, to the fullest extent permissible by the Florida General Corporation Law or other applicable laws. In its by-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Certificate of Incorporation, the by-laws, and the Florida General Corporation Law, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Florida General Corporation Law and also the Registrant's Certificate of Incorporation and by-laws, filed herewith as exhibits.

ITEM 15    RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the unregistered shareholders who purchased Shares in the last 3 years.  These shareholders were all friends and family of the larger shareholders of the Company.

The chart provides detail on the sales price of the security, person purchasing the security, the date and amount of the security.

St	Cert No	Name	Common Stock Shares	per share $	Total Pd	Address	Method of Payment	Date of Payment	Underwriter	Exemption from Registration

FL	1	Cleveland Gary #1	134,590,000	0.0000001	$13.46	802 Old Dixie Hwy #2, Lake Park, FL 33403	Cash Sale	22-Jan-08	No	504D

LA	2	Carolyn Shiver #2	50,000,000	0.0000001	$5.00	600 Loire Ave. Lafayette, LA 70507	Cash Sale	27-Jan-08	No	504D

FL	3	Eileen Carlisle #3	400,000	0.00001	$4.00	711 Darywood Ave. Fern Park, FL 32730	Cash Sale	27-Jan-08	No	504D

FL	4	Joe Curci #4	4,000,000	0.00001	$40.00	7175 Nova Drive # 503 Davie, FL 33317	Cash Sale	27-Jan-08	No	504D

FL	11	Mary Williams	2,500	0.01	$25.00	14664 SW 169th Ave. - Indiantown, Fl 34956	Cash Sale	5-Feb-08	No	504D

FL	12	Veverly Gary	2,500	0.01	$25.00	14664 SW 169th Ave. - Indiantown, Fl 34956	Cash Sale	5-Feb-08	No	504D

FL	42	Black Shopping Channel, Inc	2,500	0.01	$25.00	802 Old Dixie Hwy #2, Lake Park, FL 33403	Cash Sale	5-Feb-08	No	504D

FL	41	Shane Nations	2,500	0.01	$25.00	818 Plaquemine St, Church Point, LA 70525	Cash Sale	5-Feb-08	No	504D

FL	13	Emma Mike	2,500	0.01	$25.00	14664 SW 169th Ave. - Indiantown, Fl 34956	Cash Sale	5-Feb-08	No	504D

FL	14	Ruby Cunningham	2,500	0.01	$25.00	14664 SW 169th Ave. - Indiantown, Fl 34956	Cash Sale	5-Feb-08	No	504D

FL	43	FIJEC Inc.	2,500	0.01	$25.00	14664 SW 169th Ave. - Indiantown, Fl 34956	Cash Sale	5-Feb-08	No	504D

FL	25	John Ross Sagona	2,500	0.01	$25.00	804 West Plaquemine St, Church Point, LA 70507	Cash Sale	5-Feb-08	No	504D

FL	44	LABS, Inc.	2,500	0.01	$25.00	818 W Plaquemine St, Church Point, LA 70525	Cash Sale	5-Feb-08	No	504D

FL	45	Bohica Holdings, Inc.	2,500	0.01	$25.00	818 West Plaquemine St. - Church Point, LA 70525	Cash Sale	5-Feb-08	No	504D

FL	46	National Indoor Football League, Inc.	2,500	0.01	$25.00	600 Loire Ave Lafayette, LA 70507	Cash Sale	5-Feb-08	No	504D

FL	21	Beverly Morrison	2,500	0.01	$25.00	1106 South Mangonia Circle West Palm Beach, FL 33401	Cash Sale	5-Feb-08	No	504D

FL	47	JCA Media, Inc.	2,500	0.01	$25.00	802 Old Dixie Hwy #2, Lake Park, FL 33403	Cash Sale	5-Feb-08	No	504D

FL	23	Dawn Jones	2,500	0.01	$25.00	1440 NW 195TH Street Miami,FL 33169	Cash Sale	5-Feb-08	No	504D

FL	24	Tonya Cannon	2,500	0.01	$25.00	802 Old Dixie Hwy #2, Lake Park, FL 33403	Cash Sale	5-Feb-08	No	504D

FL	16	Gary Howard	2,500	0.01	$25.00	5324 Rabbit Ridge Trail Orlando, FL 32818	Cash Sale	5-Feb-08	No	504D

FL	48	Cleveland Everette Gary Jr	2,500	0.01	$25.00	802 Old Dixie Hwy #2, Lake Park, FL 33403	Cash Sale	5-Feb-08	No	504D

FL	49	Jasmine Evette Gary	2,500	0.01	$25.00	802 Old Dixie Hwy #2, Lake Park, FL 33403	Cash Sale	5-Feb-08	No	504D

FL	50	Shiver Development	2,500	0.01	$25.00	818 W Plaquemine St, Church Point, LA 70525	Cash Sale	5-Feb-08	No	504D

FL	51	Cham Cannon	2,500	0.01	$25.00	802 Old Dixie Hwy #2, Lake Park, FL 33403	Cash Sale	5-Feb-08	No	504D

FL	52	Healthway Products, Inc	2,500	0.01	$25.00	802 Old Dixie Hwy #2, Lake Park, FL 33403	Cash Sale	5-Feb-08	No	504D

FL	53	43 Ways Inc.	2,500	0.01	$25.00	802 Old Dixie Hwy #2, Lake Park, FL 33403	Cash Sale	5-Feb-08	No	504D

FL	26	Gwen Tuggle #5	2,500	0.04	$100.00	1675 Palm Beach Lakes Blvd. Ste. 700 West Palm Beach, FL 33401	Cash Sale	5-Feb-08	No	504D

FL	27	Pamela Wolfork #9	2,500	0.04	$100.00	3825 Buttercup Circle S. Palm Beach Gardens, FL 33410	Cash Sale	23-Jul-08	No	504D

LA	28	Carolyn Sagona #14	2,500	0.04	$100.00	818 West Plaquemine St. - Church Point, LA 70525	Cash Sale	15-Jul-08	No	504D

LA	29	Johnny Sagona #15	2,500	0.04	$100.00	9722 Church Point Hwy. - Church Point, LA 70525	Cash Sale	15-Jul-08	No	504D

LA	30	James Williams Shiver #16	2,500	0.04	$100.00	402 Patty Sue Dr. - Ville Platte, LA 70565	Cash Sale	15-Jul-08	No	504D

LA	54	Ashley Shiver #17	2,500	0.04	$100.00	714 Main St. - Ville Platte, LA 70565	Cash Sale	15-Jul-08	No	504D

LA	31	J D Sagona #18	2,500	0.04	$100.00	802 West Plaquemine St, Church Point, LA	Cash Sale	15-Jul-08	No	504D

LA	32	Susan Nations #19	2,500	0.04	$100.00	2234 Camilla Blvd, Opelousas, LA 70570	Cash Sale	15-Jul-08	No	504D

LA	33	Jimmy Sagona #20	2,500	0.04	$100.00	32429 Dunn Road, Denham Springs, LA 70726	Cash Sale	15-Jul-08	No	504D

LA	34	Lisa Sagona #21	2,500	0.04	$100.00	32429 Dunn Road, Denham Springs, LA 70726	Cash Sale	15-Jul-08	No	504D

LA	35	Angel Smith	2,500	0.04	$100.00	600 Loire Ave Lafayette, LA 70507	Cash Sale	15-Jul-08	No	504D

MI	36	April Davis #23	2,500	0.04	$100.00	300 River Place Ste. 5350 - Detroit, MI 48207	Cash Sale	21-Jul-08	No	504D

LA	37	Thelma Sagona # 35	2,500	0.04	$100.00	818 West Plaquemine St, Church Point, LA 70525	Cash Sale	15-Jul-08	No	504D

MI	38	Andre Bartell #37	2,500	0.04	$100.00	18461 West McNichols Detroit, MI 48219	Cash Sale	31-Jul-08	No	504D

FL	39	Tony Smith #40	2,500	0.04	$100.00	2577 Carambola Circle N. Coconut Creek, FL 33066	Cash Sale	28-Jul-08	No	504D

FL	40	Rodney Johnson #41	2,500	0.04	$100.00	110 Gibraltar St. Royal Palm Beach, FL 33411	Cash Sale	28-Jul-08	No	504D

FL	55	Senella Johnson #43	2,500	0.04	$100.00	110 Gibraltar St. Royal Palm Beach, FL 33411	Cash Sale	28-Jul-08	No	504D

FL	56	Dalene Beard	10,000	0.001	$10.00	17673 Windflower Drive, Southfield, MI 48076	Cash Sale	28-Aug-08	No	504D

FL	17	Casey English	2,500	0.01	$25.00	609 49th Street West Palm Beach, FL 33407	Cash Sale	7-Feb-08	No	504D

TX	57R	Isabel Cottel	1,000,000	$0.01	$12,500.00	5444 Northbrook Drive, Dallas, TX 75220	Cash Sale	18-May-10	No	504D

ITEM 26.   EXHIBITS

3.1	Articles of Incorporation for Healthway Shopping Network, Inc. *

3.2	By-Laws of Healthway Shopping Network, Inc. *

5.1	Opinion of Nannarone & McMurdo, LLP, legal counsel. The legal opinion was issued on December 28, 2011 and was signed by Matthew McMurdo, legal counsel.

23.1	Consent of Vanwassehnova and Associates, Independent Registered Public Accounting Firm***

23.2	Consent of DeLeon and Company, P.A., Independent Certified Public Accountant

23.3	Consent of David Aronson, CPA

23.4	Consent of Nannarone & McMurdo (included in Exhibit 5.1)

99.1	Subscription Agreement*

* Previously filed on Form S-1 dated August 24, 2010
** Filed with amended Form S-1, dated October 27, 2011
***Previously filed on Form S-1 dated January 25, 2012

ITEM 28.   UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum Offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary Offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the Offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.
The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned  issuer or its securities provided by or on behalf of the undersigned  issuer; and

iv.	Any other communication that is an offer in the Offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an Offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the  issuer pursuant to the foregoing provisions, or otherwise, the  issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the  issuer of expenses incurred or paid by a director, officer or controlling person of the  issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the  issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

•
In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Lake Park, Florida, on March 7, 2012.

HEALTHWAY SHOPPING NETWORK, INCORPORATED

By:	/s/ Cleveland Gary
Cleveland Gary, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Cleveland Gary	Dated: March 7, 2012
Cleveland Gary Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer

/s/ Carolyn Shiver President and Director	Dated: March 7, 2012